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                                                                  Exhibit 10.7

                    THIRD AMENDMENT TO THE PRICE ENTERPRISES
                        DIRECTORS 1995 STOCK OPTION PLAN


         Price Enterprises, Inc., a Maryland corporation (the "Company"), by resolution of its Board of Directors (the "Board"), adopted The Price Enterprises Directors Stock Option Plan as amended by a First Amendment dated December 2, 1997, and a Second Amendment dated July 14, 1998 (the "Plan"), for the benefit of the members of the Board who are not employees of the Company or any of its subsidiaries.

         The Company and Excel Legacy Corporation, a Delaware corporation ("Legacy"), are parties to a written agreement dated June 2, 1999, regarding the acquisition by Legacy, directly or indirectly, of all the common stock of the Company (the "PREN Agreement").

         In order to provide for appropriate adjustments to options and the Plan, pursuant to the PREN Agreement, the Board adopts this Third Amendment to the Plan, effective as of June 2, 1999. This Third Amendment, together with the Plan, constitute the Plan in its entirety. In the event of any conflict between this Third Amendment and the remaining provisions of the Plan, this Third Amendment shall control.

1. For purposes of this Second Amendment, the following terms shall apply:

         A. "Closing" shall have the same meaning as it has in the PREN
Agreement.

         B. "Optionee" shall mean any and all Directors of the Company holding Option(s) granted under this Plan.

         C. "Option" shall mean any Option to purchase shares of the Company's Common Stock or shares of the Company's Preferred Stock, which was granted under the Plan.

2. Each Option outstanding as of the date of the PREN Agreement, whether or not then exercisable or vested, shall become fully exercisable and vested upon the Closing.

3. If and when the Closing occurs, (a) each outstanding Option, which represents the right to purchase a share of the Company Common Stock (and not Company Preferred Stock) shall be cancelled and the Optionee, with respect to such Option, shall be paid by the Company within ten (10) days after the Closing for each such Option, an amount in cash determined by multiplying (i) the excess, if any, of $8.50 over the applicable exercise price of such Option by (ii) the number of shares of Company Common Stock subject to such Option and (b) each outstanding Option which represents the right to purchase a share of both Company Common Stock and Company Preferred Stock shall be cancelled and the Optionee with respect to such Option (A) shall be paid by the Company within ten
(10) days after the Closing for each such Option, an amount in cash determined by multiplying (1) the excess, if any, of

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$8.50 over an amount equal to 22.7% of the applicable exercise price of such
Option (rounded to the nearest whole cent) by (2) the number of shares of Company Common Stock subject to such Option and (B) shall receive a replacement Option to purchase the number of shares of Company Preferred Stock equal to the number of shares of Company Preferred Stock originally subject to the Option, which shall have an exercise price equal to 77.3% of the Option's original exercise price (rounded to the nearest whole cent), exercisable on the same terms and conditions as the surrendered Option (except that the Option received in exchange shall be fully exercisable and vested, and shall not expire for a period ending upon the earlier of (x) two
(2) years following the Closing [or such longer period as may be applicable if the Optionee remains employed by the Company or Legacy after the Closing) or (y) such time as no shares of Company Preferred Stock remain outstanding (at which time the Option shall represent the right to receive the redemption price for such Company Preferred Stock). Any payments to Optionees shall be subject to all applicable federal, state and local tax withholding requirements.

         Executed at San Diego, California, this 2 day of June, 1999.

                                     PRICE ENTERPRISES, INC.


                                     By:  /s/ Jack McGrory
                                         -------------------------------

                                     Its:    CEO
                                         -------------------------------

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